Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Keystone Mutual Funds, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Keystone Mutual Funds for the period ended November 30, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Keystone Mutual Funds for the stated period.

/s/ Andrew S. Wyatt Andrew S. Wyatt President, Keystone Mutual Funds	/s/ Michael P. Eckert Michael P. Eckert Treasurer, Keystone Mutual Funds
Dated: January 26, 2007

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Keystone Mutual Funds for purposes of Section 18 of the Securities Exchange Act of 1934.